SECURITIES AND EXCHANGE COMMISSION

	Washington, D.C. 20549

	FORM 8-K

	Pursuant to Section 13 or 15(d) of the
	Securities Exchange Act of 1934

	Date of Report (Date of earliest event reported):December 5, 1996

	WINTHROP CALIFORNIA INVESTORS LIMITED PARTNERSHIP
	-------------------------------------------------
	(Exact name of registrant as specified in its charter)



    Delaware			   0-14536		  04-2869812
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(State or other		(Commission		(IRS Employer
jurisdiction of		File Number)	   Identification No.)
incorporation)



   One International Place, Boston, MA				02110
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(Address of principal executive offices)             (Zip Code)


	Registrant's telephone number including area code: (617) 330-8600

Former name or former address, if changed since last report:

	Not applicable.


Item 5	Other Events.

Winthrop California Investors Limited Partnership (the "Registrant"), the controlling general partner of the owner of Park Place at 3333 Michelson Drive in Irvine, California, and its mortgage lenders announced that they have reached an agreement to restructure the operating partnership's debt. The proposed restructuring involves the formation of a new recapitalized equity partnership between the Registrant and the lenders, exchanges a substantial amount of secured debt for equity, and is expected to extend the debt's maturity date five years to the year 2001. The agreement provides that the Registrant maintain a significant equity interest in the new entity and that Winthrop Management continue to manage and lease the property.

The restructuring is proposed to be effected through a prearranged plan of reorganization of the operating partnership under Chapter 11 of the Bankruptcy Code. The
Plan is expected to be filed within the next 60 days.

Park Place's largest tenant is the Fluor Daniel Corporation under a lease agreement which expires in 1999. Winthrop
Management is continuing its negotiations with Fluor Daniel regarding a long-term lease renewal, however, the restructuring is proposed to occur regardless of whether
Fluor renews its lease at the property.

The Park Place office complex is one of the largest commercial properties in Orange County. Located on 105 acres, the complex consists of 1.8 million square feet of space. Park Place tenants include Fluor Daniel, HomeBase, AirTouch Cellular, The Federal Deposit Insurance Corporation and El Pollo Loco.



		Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

					WINTHROP CALIFORNIA INVESTORS
LIMITED PARTNERSHIP


					By:  Winthrop Financial Associates,
						A Limited Partnership, as
						Managing General Partner


						By:  /s/Michael L. Ashner
							Michael L. Ashner
							Chief Executive Officer


						By:  /s/Edward V. Williams
							Edward V. Williams
							Chief Financial Officer



DATED:  December 26, 1995